Exhibit 10.12

LOAN AGREEMENT

This agreement (hereinafter referred to as the “Loan Agreement”) is made on this 10th day of October 2017 by and between:

ZEMENIK TRADING LIMITED, a company incorporated in Cyprus with registered number 332806, registered office is at Dositheou, 42, Strovolos, 2028, Nicosia, Cyprus, duly represented by its Directors Katerina Iosif and Panagiota Stylianou, acting under the Articles of Association (hereinafter referred to as the “Lender”), and

ELQ INVESTORS VIII LTD, a company incorporated in England and Wales with registered number 9182214, having its registered office at Peterborough Court, 133 Fleet Street, London, EC4A 2BB (hereinafter referred to as the ‘‘Borrower”), hereinafter together referred to as the “Parties”.

1.	THE LOAN

1.1	In accordance with the provisions and terms of this Loan Agreement the Lender grants the Borrower the loan in a principal amount not exceeding RUB 800,000,000 (eight hundred million Russian rubles) (hereinafter referred to as the “Loan”).

1.2	The Loan shall be advanced to the Borrower in one or more tranches at Lender’s discretion within 90 (ninety) calendar days of the date of delivery of a drawdown request from the Borrower and shall be repaid by the Borrower in full or in part together with any accrued interest in accordance with the terms of this Loan Agreement.

1.3	The Loan shall be repaid to the following bank account of the Lender (or such other account as is notified in writing to the Borrower not later than 10 days before repayment is due):

Beneficiary: ZEMENIK TRADING LIMITED

Account Number: 3570 2219 3967

IBAN: CY41 0020 0195 0000 3570 2219 3967

Bank: Bank of Cyprus Public Ltd

Swift BIC: BCYPCY2N

RUB correspondent bank: JSC VTB BANK,

MOSCOW VORONTSOVSKAYA STR. 43,

109044 MOSCOW,

RUSSIA

A/C NO.: 30111810055550000153

SWIFT NO: VTBRRUMM XXX

BIK: 044525187

INN: 7702070139

KPP: 997950001

Correspondent account: 30101810700000000187

1.4	The term of the Loan is 11 months and it shall be repayable by the Borrower on the day falling 11 months after the date (if a business day in London and Cyprus, failing which it shall be repayable on the next succeeding business day, which extension shall not be included in computing interest on the Loan) of this Agreement or the earlier at any time at the Borrower’s discretion.

2.	REPRESENTATIONS

2.1	The Borrower represents that (a) it is a legal entity registered and carrying out activity in accordance with the laws of England and Wales in force; (b) all corporate procedures, statutory documents and permissions necessary and required for the execution of this Agreement have been obtained and are effective, and this Agreement does not contradict the contractual limitations binding upon Borrower and its statutory documents; and (c) this Agreement constitutes effective legal obligations of Borrower.

2.2	The Lender represents that: (a) it is a legal entity registered and carrying out activity in accordance with the laws of Republic of Cyprus in force; (b) all corporate procedures, statutory documents and permissions necessary and required for the execution of this Agreement and the transactions contemplated herein have been obtained and are effective, and this Agreement does not contradict any contractual limitations binding upon Lender and its statutory documents; and (c) this Agreement constitutes effective legal obligations of Lender.

3.	INTEREST

3.1	The interest on the Loan accrues on an annual basis in the amount of the key rate established by the Central Bank of Russia for the relevant interest period and determined on a daily basis (www.cbr.ru) plus 2.5% per annum (the “Interest Rate”).

3.2	Borrower shall pay to the Lender interest on the Loan at the moment of full repayment of the total Loan amount.

3.3	The interest on the Loan is not compounded.

3.4	in case of Borrower’s default on its obligations with respect to the Loan and/or interest payments, Lender has the right to charge the penalty to the defaulted amount in the amount of 0.025% (zero point zero two five per cent) per day of default. Payment of penalty shall not discharge Borrower from repayment of the Loan and/or interest thereon.

4.	MISCELLANEOUS

4.1	The Loan Agreement comes into force on the date first written above.

4.2	Any notice sent under this Loan Agreement shall be submitted in writing personally, by mail, telex or fax to the addresses of both of the required Parties as indicated above or at any other address that the Parties may notify to the other Party.

4.3	The Parties may not transfer all or part of their respective rights or obligations under this Loan Agreement without prior written consent of the other Party. The Lender’s consent to the Borrower’s assignment to an affiliate is not to be unreasonably withheld.

4.4	Any amendments to this Loan Agreement can only be introduced in the form of a written document duly signed by the authorised representatives of Borrower and the Lender. Any changes, suspensions or extension of the term of the Loan Agreement shall be made by additional agreement of the Parties.

4.5	This Agreement may be executed in any number of counterparts each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement. No counterpart shall be effective until each party has executed and delivered at least one counterpart.

4.6	No third parties shall have any rights under this Agreement under the Contracts (Rights of Third Parties) Act 1999.

4.7	This Agreement shall be governed by, and construed in accordance with, the laws of England and Wales.

4.8	All disputes of the Lender with Borrower concerning the provisions of this Agreement, which cannot be settled by way of negotiations, shall be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The seat or legal place of arbitration shall be London. The language to be used in the arbitral proceedings shall be English.

Signature page follows

IN WITNESS WHEREOF, the Parties acting through their authored representatives have concluded and have signed this Loan Agreement on the specified day.

Duly executed by the Parties:

For and on behalf of the Borrower:

Signature:	signature

Name:

Position:	Director

For and on behalf of the Lender:

Signature:	signature

Name:	Katerina Iosif

Position:	Director

Signature:

Name:	Panagiota Stylianou

Position:	Director